Exhibit 5.2

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, N.Y. 10174-1901
(212) 818-8800

September 7, 2012

Collabrium Japan Acquisition Corporation
c/o Collabrium Advisors LLP
16 Old Bond Street
London W1S 4PS

Dear Sirs:

Reference is made to the Registration Statement on Form F-1 (“Registration Statement”) filed by Collabrium Japan Acquisition Corporation (the “Company”), a British Virgin Islands business company, under the Securities Act of 1933, as amended (“Act”), covering: (i) 4,000,000 units (the “Firm Units”), each unit consisting of one ordinary share of the Company, no par value per share (“Ordinary Shares”), and one warrant (“Warrant”) to purchase one Ordinary Share, which the Company will sell to The PrinceRidge Group LLC, as representative of the several underwriters (the “Underwriters”), (ii) 600,000 units (the “Over-Allotment Units”), each unit identical to the units in the Firm Units, which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) an option (the “Purchase Option”) to purchase up to 400,000 units (the “Purchase Option Units”), each unit identical to the units in the Firm Units, which the Company will grant to the representative of the Underwriters and its designees, (iv) all of the Purchase Option Units issuable upon exercise of the Purchase Option and (v) all of the Ordinary Shares and Warrants included in the Firm Units, Over-Allotment Units and Purchase Option Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below.  With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.  As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1.           The Firm Units and Over-Allotment Units, when duly executed, issued and delivered against payment therefor in accordance with and in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Andina Acquisition Corporation
September 7, 2012

2.           The Warrants included in the Firm Units and Over-Allotment Units, when duly executed and authenticated in accordance with the Warrant Agreement and issued and delivered against payment therefor in accordance with and in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.           The Purchase Option, when duly executed and issued in accordance with and in the manner described in the Registration Statement, constitutes legal, valid and binding obligation of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and the Purchase Option Units issuable upon exercise of the Purchase Option, when issued and delivered against payment therefor in accordance with the Purchase Option, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.           The Warrants included in the Purchase Option Units, when duly executed and authenticated in accordance with the Warrant Agreement and issued and delivered against payment therefor in accordance with the Purchase Option, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Andina Acquisition Corporation
September 7, 2012

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller